Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ebix, Inc.

Schaumburg, IL

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 18, 2005, relating to the consolidated financial statements, and schedule of Ebix, Inc. appearing in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO Seidman, LLP
Chicago, Illinois
August 31, 2005